Exhibit 31


SECTION 302 CERTIFICATION

Re: Morgan Stanley Dean Witter Capital I Inc. Trust 2003-NC8
(the "Trust"), Mortgage Pass-Through Certificates, Series 2003-NC8 issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2003 (the "Pooling and Servicing Agreement"), by and among Morgan Stanley Dean Witter Capital I Inc., as depositor (the "Depositor"), Deutsche Bank National Trust Company, as trustee
(the "Trustee"), The Provident Bank, as servicer(the "Servicer"), and NC Capital Corporation, as responsible party



 I, Craig Phillips, certify that:

1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with the Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, for inclusion in the Reports is included in these Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
the Trustee and the Servicer.

Date:	 3/25/04

/s/:  Craig Phillips
Craig Phillips
President